                                                                      EXHIBIT 12


                         ADVANCED GLASSFIBER YARNS LLC
                          STATEMENT RE COMPUTATION OF
                      RATIO OF EARNINGS TO FIXED CHARGES
                   (in thousands, except ratio information)

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
                                                                                                       For the Nine Months
                                                            Year Ended December 31,                    Ended September 30,
                                                  ----------------------------------------------       -------------------
                                                    1997     1996      1995     1994      1993          1998         1997
                                                  --------   ------    ------   ------    ------       ------      -------
EARNINGS:

  Income from continuing operations before
    income taxes                                    82,866   83,294    74,535   65,072    45,797       59,235       62,451
  Portion of rents representative of interest
    factor                                           1,076      618       457      422       362          898          814
                                                    ----------------------------------------------------------------------
                                                    83,942   83,912    74,992   65,494    46,159       60,133       63,265
                                                    ======================================================================
FIXED CHARGES:

                                                    ----------------------------------------------------------------------
  Portion of rents representative of interest
    factor                                           1,076      618       457      422       362          898          814
                                                    ======================================================================

                                                    ----------------------------------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES                      78x     136x      164x     155x      128x          67x          78x
                                                    ======================================================================
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